UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2008

GCI, INC.

(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

(a) The Registrant amended its senior bank facility.  See Item 2.03 below.

Section 2 - Financial Information

Item 2.02                     Results of Operations and Financial Condition

On May 7, 2008, GCI, Inc.’s parent, General Communication, Inc. (GCI), issued a press release announcing earnings for the three months ended March 31, 2008.  A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The earnings release attached as Exhibit 99.1 discloses the non-GAAP financial measure of EBITDAS (Earnings Before Interest, Taxes, Depreciation, Amortization, and Share-based Compensation Expense) for the three months ended March 31, 2008 and 2007.  EBITDAS has been reconciled to the closely related GAAP financial measure, Net Income, within the earnings release.

EBITDAS is the sum of Net Income, Interest Expense, Loan and Senior Notes Fees, Interest Income, Income Tax Expense, Depreciation and Amortization Expense, and Share-based Compensation Expense.  EBITDAS is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America.  GCI’s management uses EBITDAS to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes.  GCI believes EBITDAS is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures.  In addition, multiples of current or projected EBITDAS is used to estimate current or prospective enterprise value.  EBITDAS does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses.  EBITDAS as presented herein may not be comparable to similarly titled measures reported by other companies.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On May 2, 2008, GCI Holdings, Inc., a wholly owned subsidiary of the registrant, amended its Amended and Restated Credit Agreement dated as of August 31, 2005 (“Agreement”) to add an Additional Incremental Term Loan of $145.0 million to its Senior Credit Facility.

(1)        The $145.0 million Additional Incremental Term Loan will become due under the same terms and conditions as set forth in the Agreement.

(2)        The Additional Incremental Term Loan increased the interest rate on the term loan component of our Senior Credit Facility from LIBOR plus 2.00% to LIBOR plus 4.25%.  The interest rate on the revolving loan component of the previous Senior Credit Facility was LIBOR plus a margin dependent upon our Total Leverage Ratio ranging from 1.50% to 2.25%.  The Additional Incremental Term Loan increased the revolving credit facility interest rate for our Senior Credit Facility to LIBOR plus the following applicable margin dependent upon our Total Leverage ratio:

		Applicable Margin for Base Rate	Applicable Margin for Eurodollar Loans
Level	Total Leverage Ratio	Loans	Revolving Loans	Term Loans
I	> 3.75	325 bps	425 bps	425 bps
II	> 3.25 but < 3.75	275 bps	375 bps	425 bps
III	> 2.75 but < 3.25	225 bps	325 bps	425 bps
IV	< 2.75	175 bps	275 bps	425 bps

(3)   The amendment revised various financial covenants in the Agreement and made conforming changes to various covenants to permit certain previously announced acquisitions.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description
10.149

Fourth Amendment to the Amended and Restated Credit Agreement dated as of May 2, 2008 by and among GCI Holdings, Inc., the other parties thereto and Calyon New York Branch, as administrative agent, and the other Lenders party thereto

99.1	Press release issued by General Communication, Inc. on May 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: May 7, 2008

By	/s/ John M. Lowber
Name: John M. Lowber
	Title:	Senior Vice President,
Secretary, Treasurer and
Director
(Principal Financial and Accounting Officer)